EXHIBIT 13.4

CONSENT OF EXPERT

We hereby consent to the use of our name contained in the technical report on the Property in the Durango Mining District of Mexico, entitled “Mineral Resource Estimate Update for the Avino Property, Durango, Mexico”, with an effective date February 21, 2018 by Tetra Tech Canada Inc. and subsequently amended on December 19, 2018 entitled “Amended Mineral Resource Estimate Update for the Avino Property, Durango, Mexico”  and to the   “Resource Estimate Update for the Avino Property, Durango, Mexico” with an effective date January 13, 2021 by Tetra Tech Canada Inc. and Red Pennant Geoscience Ltd and the reference as an expert contained in the Annual Report of Avino Silver & Gold Mines Ltd. on Form 20-F for the fiscal year ended December 31, 2020 and incorporated by reference to the Company’s Registration Statements on Form S-8 (SEC File No.: 333-195120) and Form F-3 (SEC File Nos.: 333--226963 and 252081).

TETRA TECH CANADA INC.

Dated: March 18, 2021	By:	/s/ Hassan Ghaffari
Hassan Ghaffari, P.Eng.